NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0155 Dated October 17, 1996    Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and            File number:  33-63097
Prospectus Supplement dated January 10, 1996)

Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


Principal Amount:                                    $  10,000,000.00
Issue Price:                           100.00000%    $  10,000,000.00
Commission or Discount:                  0.05500%    $       5,500.00
Proceeds to Company:                    99.94500%    $   9,994,500.00

Agent:                            Morgan Stanley & Co. Incorporated, as
                                  Principal


Original Issue Date:              October 22, 1996

Stated Maturity Date:             October 22, 1999

Cusip #:                          63858R-EC-1
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   90 days
Spread:                           + 6.0 bps

Initial Interest Rate:            5.58734%


Interest Reset Period:            Quarterly, commencing on January 22,
                                  1997

Interest Reset Dates:             22nd of January, April, July, and
                                  October

Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           22nd of January, April, July and
                                  October, commencing on January 22, 1997


May the Notes be redeemed by the company prior to maturity?       No
May the notes be repaid prior to maturity at the option
of the holder?                                                    No
Discount Note?                                                    No